Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 7

OCTOBER 28, 2014	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS 14% GROWTH IN THIRD QUARTER EARNINGS

Jasper, Indiana - October 28, 2014 -- German American Bancorp, Inc. (NASDAQ: GABC) today reported that the Company achieved record financial performance during the third quarter, posting a 14% growth in earnings per share during the quarter.  Net income in the third quarter of 2014 was $7.7 million, or $0.58 per share, which was an increase of approximately 14%, on a reported per share basis, as compared to second quarter 2014 net income of $6.7 million, or $0.51 per share, and third quarter 2013 net income of $6.5 million, or $0.51 per share.  The Company’s year-to-date 2014 earnings were $20.7 million, or $1.57 per share, compared to $18.8 million, or $1.48 per share, booked in the first nine months of 2013.

Driven in part by a 12% higher level of loans outstanding, the Company’s net interest income in the third quarter of this year increased by $1.6 million, or 9%, over the level of net interest income recorded in the same quarter last year.  Additionally, non-interest income increased by $1.0 million, or 18%, in the third quarter 2014 versus a third quarter 2013 comparison.  This significant increase in non-interest income was marked by improvements in virtually every category of non-interest revenue, one of the largest of which was a nearly $250 thousand increase in revenues generated by the Company’s insurance operations.

Commenting on the German American’s third quarter performance, Company Chairman & CEO, Mark A. Schroeder, stated, “A major driver of our strong performance, during both the third quarter and first nine months of this year, has been our ability to generate double-digit annualized loan growth over the course of the past 12 months.  Furthermore, the continued economic recovery during the past year has benefited the level of activity within each of our lines of business, resulting in significant revenue enhancements within each of these areas, particularly within our insurance operations.”

The comparison of German American’s current year operating results with that of the prior year were affected by the inclusion of the United Commerce Bancorp operation which was acquired by the Company effective October 1, 2013, a new financial center in Columbus, Indiana which opened on December 2013, and the roll-out of the Company’s new digital banking systems in the first half of 2014.

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.16 per share which will be payable on November 20, 2014 to shareholders of record as of November 10, 2014.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 7

Balance Sheet Highlights

Total assets for the Company totaled $2.206 billion at September 30, 2014, an increase of $12.3 million, or 2% on an annualized basis, compared with June 30, 2014 and an increase of $145.8 million, or 7%, compared with September 30, 2013.

September 30, 2014 loans outstanding increased by $23.4 million or approximately 7% on an annualized basis, compared with June 30, 2014, and increased $152.5 million, or 12%, compared to September 30, 2013 total loans outstanding. The increase in loans was broad based across most categories of loans and throughout the Company’s market area with the exception of a modest decline in commercial real estate loans during the period ended September 30, 2014 compared with June 30, 2014.

End of Period Loan Balances	09/30/14	06/30/14	09/30/13
(dollars in thousands)

Commercial & Industrial Loans	$377,845	$366,101	$338,770
Commercial Real Estate Loans	586,012	594,681	530,260
Agricultural Loans	201,867	188,155	185,868
Consumer Loans	133,764	130,290	121,772
Residential Mortgage Loans	137,286	134,104	107,620
	$1,436,774	$1,413,331	$1,284,290

Non-performing assets totaled $6.3 million at September 30, 2014 compared to $6.9 million of non-performing assets at June 30, 2014 and $7.5 million at September 30, 2013.  Non-performing assets represented 0.28% of total assets at September 30, 2014 compared to 0.31% of total assets at June 30, 2014, and compared to 0.37% at September 30, 2013.  Non-performing loans totaled $5.8 million at September 30, 2014 compared to $6.0 million at June 30, 2014 and compared to $6.9 million of non-performing loans at September 30, 2013.  Non-performing loans represented 0.40% of total loans at September 30, 2014 compared with 0.42% of total loans outstanding at June 30, 2014 and 0.54% of total loans outstanding at September 30, 2013.

Non-performing Assets
(dollars in thousands)
	09/30/14	06/30/14	9/30/13
Non-Accrual Loans	$5,667	$5,902	$6,857
Past Due Loans (90 days or more)	96	67	91
Total Non-Performing Loans	5,763	5,969	6,948
Other Real Estate	521	935	584
Total Non-Performing Assets	$6,284	$6,904	$7,532

Restructured Loans	$2,688	$3,596	$2,536

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 7

The Company’s allowance for loan losses totaled $15.6 million at September 30, 2014 remaining relatively unchanged from June 30, 2014 and representing an increase of $1.1 million, or 8%, from September 30, 2013.  The allowance for loan losses represented 1.09% of period-end loans at September 30, 2014 compared with 1.10% of period-end loans at June 30, 2014 and 1.13% of period-end loans at September 30, 2013.  Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller.  The Company held a discount on acquired loans of $4.5 million as of September 30, 2014, $4.9 million at June 30, 2014 and $2.1 million at September 30, 2013.

Total deposits increased $22.1 million or 5% on an annualized basis, as of September 30, 2014 compared with June 30, 2014 total deposits and increased by $93.4 million or 6% compared with September 30, 2013.

End of Period Deposit Balances	09/30/14	06/30/14	09/30/13
(dollars in thousands)

Non-interest-bearing Demand Deposits	$410,329	$398,621	$364,110
IB Demand, Savings, and MMDA Accounts	1,020,504	1,010,367	974,748
Time Deposits < $100,000	205,980	209,998	215,082
Time Deposits > $100,000	127,658	123,393	117,099
	$1,764,471	$1,742,379	$1,671,039

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 7

Results of Operations Highlights – Quarter ended September 30, 2014

Net income for the quarter ended September 30, 2014 totaled $7,708,000 or $0.58 per share, an increase of $1,021,000, or 14% on a per share basis, from the second quarter of 2014 net income of $6,687,000 or $0.51 per share.  Net income for the third quarter of 2014 increased $1,225,000, or 14% on a per share basis, from the third quarter of 2013 net income of $6,483,000, or $0.51 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended September 30, 2014			Quarter Ended June 30, 2014			Quarter Ended September 30, 2013

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets

Federal Funds Sold and Other Short-term Investments	$15,788	$2	0.04%	$12,493	$3	0.11%	$11,868	$2	0.08%
Securities	627,098	4,277	2.73%	626,057	4,232	2.70%	617,475	3,898	2.53%
Loans and Leases	1,424,458	16,755	4.67%	1,390,185	16,215	4.68%	1,269,222	15,368	4.81%
Total Interest Earning Assets	$2,067,344	$21,034	4.05%	$2,028,735	$20,450	4.04%	$1,898,565	$19,268	4.04%

Liabilities
Demand Deposit Accounts	$400,223			$400,656			$349,323
IB Demand, Savings, and MMDA Accounts	$1,017,266	$317	0.12%	$1,039,376	$322	0.12%	$979,049	$387	0.16%
Time Deposits	330,494	708	0.85%	336,901	715	0.85%	333,000	758	0.90%
FHLB Advances and Other Borrowings	213,205	532	0.99%	153,989	467	1.22%	161,092	475	1.17%
Total Interest-Bearing Liabilities	$1,560,965	$1,557	0.40%	$1,530,266	$1,504	0.39%	$1,473,141	$1,620	0.44%

Cost of Funds			0.30%			0.30%			0.34%
Net Interest Income		$19,477			$18,946			$17,648
Net Interest Margin			3.75%			3.74%			3.70%

During the quarter ended September 30, 2014, net interest income totaled $18,791,000 representing an increase of $470,000, or 3%, from the quarter ended June 30, 2014 net interest income of $18,321,000 and an increase of $1,599,000, or 9%, compared with the quarter ended September 30, 2013 net interest income of $17,192,000.  The tax equivalent net interest margin for the quarter ended September 30, 2014 was 3.75% compared to 3.74% in the second quarter of 2014 and 3.70% in the third quarter of 2013.  The increase in net interest income and in the net interest margin in the third quarter of 2014 compared with the second quarter of 2014 was primarily attributable to growth in the level of average loans outstanding.  The increase in net interest income and in the net interest margin during the third quarter of 2014 compared with the third quarter of 2013 was largely attributable to growth of the loan portfolio, an improved yield in the securities portfolio, and a reduction in the Company’s cost of funds.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 7

Accretion of loan discounts on acquired loans contributed approximately 6 basis points on an annualized basis to the net interest margin in both the third quarter of 2014 and second quarter of 2014, and 10 basis points in the third quarter of 2013.

During the quarter ended September 30, 2014, the Company recorded no provision for loan loss compared with a $200,000 provision during the quarter ended June 30, 2014, and a negative provision of $400,000 during the third quarter of 2013.  During the third quarter of 2014, the Company had net recoveries of $41,000 representing approximately 1 basis point of average loans on an annualized basis.

During the quarter ended September 30, 2014, non-interest income totaled $6,437,000, an increase of $935,000 or 17%, compared with the quarter ended June 30, 2014, and an increase of $993,000, or 18%, compared with the third quarter of 2013.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	09/30/14	06/30/14	09/30/13
(dollars in thousands)

Trust and Investment Product Fees	$901	$905	$802
Service Charges on Deposit Accounts	1,300	1,191	1,029
Insurance Revenues	1,739	1,482	1,495
Company Owned Life Insurance	210	192	233
Interchange Fee Income	508	512	449
Other Operating Income	599	590	395
Subtotal	5,257	4,872	4,403
Net Gains on Loans	613	386	613
Net Gains on Securities	567	244	428
Total Non-interest Income	$6,437	$5,502	$5,444

Service charges on deposit accounts increased $109,000, or 9%, during the quarter ended September 30, 2014 compared with the second quarter of 2014 and increased $271,000, or 26%, compared with the third quarter of 2013.

Insurance revenues increased $257,000, or 17%, during the quarter ended September 30, 2014, compared with the second quarter of 2014 and increased $244,000, or 16%, compared with the third quarter of 2013.  The increase in insurance revenues in both comparative periods was primarily related to commercial insurance revenue generated through the Company’s property and casualty insurance agency.

Net gains on sales of loans increased $227,000, or 59%, during the third quarter of 2014 compared with the second quarter of 2014 and remained flat to the net gains on sales of loans in the third quarter of 2013.  Loan sales totaled $28.6 million during the third quarter of 2014, compared with $21.8 million during the second quarter of 2014 and $43.2 million during the third quarter of 2013.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 7

During the third quarter of 2014, the Company realized a net gain on the sale of securities of $567,000 compared with a net gain of $244,000 during the second quarter of 2014 and $428,000 during the third quarter of 2013.

During the quarter ended September 30, 2014, non-interest expense totaled $14,082,000, a decline of $57,000  or just under 1% compared with the quarter ended June 30, 2014, and an increase of $498,000, or 4%, compared with the third quarter of 2013.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	09/30/14	06/30/14	09/30/13
(dollars in thousands)

Salaries and Employee Benefits	$7,975	$7,886	$7,515
Occupancy, Furniture and Equipment Expense	1,725	1,698	1,593
FDIC Premiums	277	276	261
Data Processing Fees	935	947	717
Professional Fees	516	553	970
Advertising and Promotion	613	544	447
Intangible Amortization	302	325	329
Other Operating Expenses	1,739	1,910	1,752
Total Non-interest Expense	$14,082	$14,139	$13,584

Salaries and benefits increased $89,000, or 1%, during the quarter ended September 30, 2014 compared with the second quarter of 2014 and increased $460,000, or 6%, compared with the third quarter of 2013.  The modest increase in salaries and benefits during the third quarter of 2014 compared with the second quarter of 2014 was primarily attributable to benefits and payroll taxes that are directly attributable to the levels of cash compensation paid.  The increase in salaries and benefits during the third quarter of 2014 compared with the third quarter of 2013 was largely attributable to an increased number of full-time equivalent employees and to the acquisition of United Commerce Bancorp which occurred in the fourth quarter of 2013.

Data processing fees declined 1%, during the third quarter of 2014 compared with the second  quarter of 2014 and increased $218,000, or 30%, compared with the third quarter of 2013.  The data processing fees during the third quarter of 2014 compared with the third quarter of 2013 were elevated related to the implementation of new commercial and retail digital banking platforms during the past year.

Professional fees declined $37,000, or 7%, during the quarter ended September 30, 2014 compared with the second quarter of 2014 and declined $454,000, or 47%, compared with the third quarter of 2014.  The decline in professional fees during the third quarter of 2014 compared with the third quarter of 2013 was related to professional fees associated with the acquisition of United Commerce Bancorp and fees associated with the Company’s review of its overall operating effectiveness and efficiency that were incurred during the third quarter of 2013.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 7

About German American

German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) financial services holding company based in Jasper, Indiana.  German American, through its banking subsidiary German American Bancorp, operates 37 retail and commercial banking offices in 13 southern Indiana counties. The Company also owns a trust, brokerage, and financial planning subsidiary (German American Financial Advisors & Trust Company) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

The Company’s management, from time to time, in this press release and in its other public communications, may make statements that could be viewed as reflecting or implying management’s expectations for the future, and therefore be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; and the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends.  Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.  Readers are cautioned not to place undue reliance on these forward-looking statements.  It is intended that these forward-looking statements speak only as of the date they are made.  We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30,	June 30,	September 30,
	2014	2014	2013

ASSETS
Cash and Due from Banks	$37,427	$40,391	$46,657
Short-term Investments	49,740	16,723	18,014
Interest-bearing Time Deposits with Banks	100	100	-
Investment Securities	575,925	615,576	608,921

Loans Held-for-Sale	7,590	8,812	9,054

Loans, Net of Unearned Income	1,432,749	1,409,485	1,281,442
Allowance for Loan Losses	(15,592)	(15,550)	(14,464)
Net Loans	1,417,157	1,393,935	1,266,978

Stock in FHLB and Other Restricted Stock	9,096	9,096	8,340
Premises and Equipment	40,322	40,479	36,679
Goodwill and Other Intangible Assets	22,888	23,191	20,512
Other Assets	45,676	45,270	44,967
TOTAL ASSETS	$2,205,921	$2,193,573	$2,060,122

LIABILITIES
Non-interest-bearing Demand Deposits	$410,329	$398,621	$364,110
Interest-bearing Demand, Savings, and
Money Market Accounts	1,020,504	1,010,367	974,748
Time Deposits	333,638	333,391	332,181
Total Deposits	1,764,471	1,742,379	1,671,039

Borrowings	208,086	225,546	191,554
Other Liabilities	13,099	11,310	12,386
TOTAL LIABILITIES	1,985,656	1,979,235	1,874,979

SHAREHOLDERS' EQUITY
Common Stock and Surplus	121,691	121,566	108,505
Retained Earnings	98,528	92,934	79,550
Accumulated Other Comprehensive Income (Loss)	46	(162)	(2,912)
TOTAL SHAREHOLDERS' EQUITY	220,265	214,338	185,143

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$2,205,921	$2,193,573	$2,060,122

END OF PERIOD SHARES OUTSTANDING	13,210,395	13,210,395	12,666,836

BOOK VALUE PER SHARE	$16.67	$16.22	$14.62

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
INTEREST INCOME
Interest and Fees on Loans	$16,680	$16,142	$15,307	$48,766	$45,227
Interest on Short-term Investments and Time Deposits	2	3	2	8	25
Interest and Dividends on Investment Securities	3,666	3,680	3,503	11,080	10,388
TOTAL INTEREST INCOME	20,348	19,825	18,812	59,854	55,640

INTEREST EXPENSE
Interest on Deposits	1,025	1,037	1,145	3,098	3,533
Interest on Borrowings	532	467	475	1,448	1,978
TOTAL INTEREST EXPENSE	1,557	1,504	1,620	4,546	5,511

NET INTEREST INCOME	18,791	18,321	17,192	55,308	50,129
Provision for Loan Losses	-	200	(400)	550	(250)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	18,791	18,121	17,592	54,758	50,379

NON-INTEREST INCOME
Net Gain on Sales of Loans	613	386	613	1,475	2,176
Net Gain on Securities	567	244	428	1,039	1,508
Other Non-interest Income	5,257	4,872	4,403	15,706	13,780
TOTAL NON-INTEREST INCOME	6,437	5,502	5,444	18,220	17,464

NON-INTEREST EXPENSE
Salaries and Benefits	7,975	7,886	7,515	24,285	22,926
Other Non-interest Expenses	6,107	6,253	6,069	19,026	17,381
TOTAL NON-INTEREST EXPENSE	14,082	14,139	13,584	43,311	40,307

Income before Income Taxes	11,146	9,484	9,452	29,667	27,536
Income Tax Expense	3,438	2,797	2,969	8,967	8,712

NET INCOME	$7,708	$6,687	$6,483	$20,700	$18,824

BASIC EARNINGS PER SHARE	$0.58	$0.51	$0.51	$1.57	$1.49
DILUTED EARNINGS PER SHARE	$0.58	$0.51	$0.51	$1.57	$1.48

WEIGHTED AVERAGE SHARES OUTSTANDING	13,210,395	13,210,150	12,666,780	13,200,025	12,658,403
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	13,230,675	13,230,812	12,691,164	13,221,000	12,678,353

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.41%	1.24%	1.29%	1.28%	1.25%
Annualized Return on Average Equity	14.19%	12.68%	14.25%	13.08%	13.52%
Net Interest Margin	3.75%	3.74%	3.70%	3.76%	3.65%
Efficiency Ratio (1)	54.34%	57.83%	58.82%	57.41%	58.55%
Net Overhead Expense to Average Earning Assets (2)	1.48%	1.70%	1.71%	1.64%	1.62%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	-0.01%	0.04%	0.13%	-0.04%	0.09%
Allowance for Loan Losses to Period End Loans	1.09%	1.10%	1.13%
Non-performing Assets to Period End Assets	0.28%	0.31%	0.37%
Non-performing Loans to Period End Loans	0.40%	0.42%	0.54%
Loans 30-89 Days Past Due to Period End Loans	0.25%	0.34%	0.32%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$2,191,484	$2,152,785	$2,016,376	$2,159,241	$2,000,597
Average Earning Assets	$2,067,344	$2,028,735	$1,898,565	$2,034,131	$1,881,351
Average Total Loans	$1,424,458	$1,390,185	$1,269,222	$1,395,529	$1,238,243
Average Demand Deposits	$400,223	$400,656	$349,323	$402,070	$342,235
Average Interest Bearing Liabilities	$1,560,965	$1,530,266	$1,473,141	$1,534,555	$1,456,461
Average Equity	$217,268	$210,960	$181,960	$210,995	$185,654

Period End Non-performing Assets (3)	$6,284	$6,904	$7,532
Period End Non-performing Loans (4)	$5,763	$5,969	$6,948
Period End Loans 30-89 Days Past Due (5)	$3,652	$4,728	$4,140

Tax Equivalent Net Interest Income	$19,477	$18,946	$17,648	$57,219	$51,375
Net Charge-offs during Period	$(42)	$134	$399	$(458)	$806

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.